Exhibit 10.21

PROMISSORY NOTE

$3,100,000	St. Louis, Missouri
June 30, 2004

FOR VALUE RECEIVED, and intending to be legally bound hereby, the undersigned, MOZAIC GROUP LTD., a Missouri corporation (“Borrower”), hereby promises to pay to the order of ALCOA SECURITIES CORPORATION, a Delaware corporation (“Lender”), the principal sum of $3,100,000 or, if less, the aggregate unpaid amount of all loans made by Lender to Borrower under that certain Revolving Loan Agreement between Borrower and Lender effective June 30, 2004 (the “Loan Agreement”).

Payment of principal hereunder will be made as provided in the Loan Agreement.

Each Loan will bear interest at a rate equal to BBA - LIBOR plus 350 basis points, and that rate will change quarterly on the first day of each quarter beginning October 1, 2004. From June 30, 2004 through September 30, 2004, the applicable interest rate is 5.37% per annum. Accrued interest is due and payable quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, beginning September 30, 2004 (each such date, an “Interest Payment Date”) and on the Maturity Date. All interest is computed on the basis of actual days elapsed and a 360-day year of twelve 30-day months. A late payment charge is payable in accordance with the terms of the Loan Agreement.

Borrower may, at its option and subject to Section 7 of the Loan Agreement, prepay all or any part of the remaining unpaid principal.

If any payment is due on a day that is not a Business Day, such payment will be made on the next Business Day thereafter.

This Promissory Note is issued under and entitled to the benefits of the Loan Agreement to which Loan Agreement reference is hereby made for a statement of the rights of the holder of this Promissory Note, including the right to accelerate the maturity hereof upon the happening of certain stated events. Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written.

ASSIGNMENT AND ASSUMPTION

AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into and made effective at 11:59 p.m. (Eastern Standard Time) this 30th day of December, 2005 (“Effective Time”), by and between Alcoa Securities Corporation, a Delaware corporation (“Assignor”), and Southern Graphic Systems, Inc., a Kentucky corporation (“Assignee”).

RECITALS

A. Pursuant to an Acquisition Agreement dated November 11, 2005 (“Acquisition Agreement”), RMC Delaware, Inc., a subsidiary of Alcoa Inc. and Affiliate of Assignor, has agreed to sell Southern Graphic Systems, Inc., including its controlling interest in Mozaic Group Ltd., to SGS International, Inc. (hereinafter the “Transaction”). As provided in the Acquisition Agreement, the Closing of the Transaction shall be deemed to be effective as of 11:59 p.m. (Eastern Standard Time) on December 30, 2005, simultaneous with the Effective Time.

B. Assignor is a party to certain financing agreements involving Mozaic Group Ltd. under which Assignor is a creditor of Mozaic Group Ltd. and has taken a security interest in certain assets of Mozaic Group Ltd.

C. Consistent with the terms of the Acquisition Agreement, Assignor shall assign its interest in such financing agreements to Assignee as of the Effective Time.

D. Assignor desires to assign all of its right, title and interest in and to such financing agreements, and Assignee desires to accept such assignment and assume the obligations of Assignor under the terms of such financing agreements and subject to the conditions hereinafter set forth.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title, interest and obligations under the financing agreements listed in Exhibit A (the “Financing Agreements”).

2. Assumption. Assignee hereby accepts the foregoing assignment, and for itself, and its successors and assigns, assumes and agrees to perform all of the terms, conditions, covenants, and obligations to be performed on the part of the Assignor under the terms of the Financing Agreements. From and after the date hereof, Assignor shall have no further obligations or liabilities with respect to the performance of the Financing Agreements (except as a result of matters occurring prior to the effective date hereof).

3. Definitions. Capitalized terms used but not defined herein shall have the meanings given to those terms in the Acquisition Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BUNK – SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers, effective as of the date and time first above written.

DEBTOR ACKNOWLEDGEMENT AND CONSENT

IN WITNESS WHEREOF, Mozaic Group Ltd., for itself and its successors and assigns, hereby (i) acknowledges that it has received notice of and further grants its consent to this Assignment and Assumption Agreement, and (ii) agrees that from and after the date hereof, Assignor shall have no further obligations or liabilities to Mozaic Group Ltd. with respect to the performance of the Financing Agreements (except as a result of matters occurring prior to the Effective Time hereof).

EXHIBIT A

FINANCING AGREEMENTS

1.	Revolving Loan Agreement between Alcoa Securities Corporation as Lender and Mozaic Group Ltd. as Borrower, dated June 30, 2004, with a credit line of $3,100,000, as amended by First Amendment to the Loan Agreement between Lender and Borrower dated September 14, 2004.

2.	Promissory Note between Alcoa Securities Corporation as Lender and Mozaic Group Ltd. as Borrower, dated June 30, 2004, in the amount of $3,100,000, or, if less, the aggregate unpaid amount of all loans made by Lender to Borrower under the Revolving Loan Agreement set forth in #1 above, as amended.

3.	Security Agreement between Alcoa Securities Corporation as Secured Party and Mozaic Group Ltd. as Debtor, dated June 30, 2004, under which Debtor assigns and pledges certain assets to Secured Party as security for the payment of amounts due and owing by Debtor to Secured Party, including any and all obligations under the Revolving Loan Agreement set forth in #1 above, as amended.

4.	Intercreditor Agreement by and between Reliance Bank and Alcoa Securities Corporation, dated June 30, 2004, under which Reliance Bank and Alcoa Securities Corporation set forth the relative priority of their respective security interests in Mozaic Group Ltd.’s assets.

5.	Intercreditor Agreement by and between Missouri State Bank & Trust Co. and Alcoa Securities Corporation, dated June 30, 2004, under which Missouri State Bank & Trust Co. and Alcoa Securities Corporation set forth the relative priority of their respective security interests in Mozaic Group Ltd.’s assets.